UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2012

(Exact name of registrant as specified in its charter)

Nevada	333-149446	26-1929199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South Pointe Dr., Suite 100, Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 655-1677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

On November 30, 2012, Mr. Rod Shipman resigned from his position as lead independent director and Chair of the Audit, Compensation and Governance & Nominating Committees of Voice Assist, Inc. (the “Company”), effective immediately. Mr. Shipman’s resignation was not related to any disagreement or dispute with the Company’s management or the members of the Board of Directors of the Company (the “Board”).

On December 2, 2012, Mr. William Osmundsen resigned from his position as Chief Financial Officer and Treasurer of the Company, effective immediately. Mr. Osmundsen’s resignation was not related to any disagreement or dispute with the Company’s management or the members of the Board.

On December 3, 2012, Mr. Scott Fox resigned from his position as a director of the Company, effective immediately. Mr. Fox’s resignation was not related to any disagreement or dispute with the Company’s management or the members of the Board.

Michael Metcalf, the Company’s Chief Executive Officer and Secretary has been appointed as interim Chief Financial Officer. The Company anticipates adding four additional directors to its Board and has already received commitments from three new independent directors to join the Board. The Company will be announcing the addition of the new directors shortly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE ASSIST, INC.

By:	/s/ Michael Metcalf
Michael Metcalf, Chief Executive Officer

Date: December 6, 2012